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                                                                EXHIBIT 23.1


                        [ARTHUR ANDERSEN LLP LETTERHEAD]





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated July 19, 1996, relating to the financial statements of RMH Teleservices, Inc. and to all references to our Firm included in or made a part of this registration statement.



                                                      /s/ ARTHUR ANDERSEN LLP


                                                          ARTHUR ANDERSEN LLP


Philadelphia, Pa.
September 10, 1996